UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 10, 2014

B/E AEROSPACE, INC.
(Exact name of registrant as specified in charter)

Delaware	0-18348	06-1209796
(State or other	(Commission File Number)	(I.R.S. Employer
jurisdiction of incorporation)		Identification No.)

1400 Corporate Center Way, Wellington, Florida		33414-2105
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (561) 791-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

B/E Aerospace, Inc. (the “Company”) is filing this amendment to its Current Report on Form 8-K filed on June 13, 2014, which announced the appointment of Mr. David J. Anderson to the Company’s Board of Directors, to provide additional information that was not determined at the time the Current Report on Form 8-K was filed relating to the committees of the Board of Directors on which Mr. Anderson would serve.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 10, 2014, the Company issued a press release announcing the appointment of Mr. Anderson as a director of the Company, which was filed on a Current Report on Form 8-K with the Securities and Exchange Commission on June 13, 2014.  At that time, the Company had not yet determined on which committees of the Board of Directors Mr. Anderson would serve.  On September 10, 2014, the Company appointed Mr. Anderson as a member of the Audit Committee of the Board of Directors.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

B/E AEROSPACE, INC.

	By:	/s/ Ryan M. Patch
		Name:	Ryan M. Patch
		Title:	Vice President – Law, General Counsel and Secretary

Date: September 15, 2014